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                                                                    EXHIBIT 99.2

                                            FIRST FIDELITY BANCORP, INC.
                                                 301 ADAMS STREET
                                            FAIRMONT, WEST VIRGINIA 26554


 PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON FEBRUARY 16, 1994 THIS PROXY IS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints J. Scott Tharp, Thomas M. Davis, and George O. Zundell and each of them, as proxies, with the power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of common stock, par value $1.25 per share, and all of the shares of 8% cumulative convertible preferred stock, par value $1.25 per share, of FIRST FIDELITY BANCORP, INC. ("First Fidelity"), that the undersigned is entitled to vote at the Special Meeting of Shareholders of First Fidelity (the "Special Meeting") to be held in the 7th Floor Conference Room of the First National Bank in Fairmont, 301 Adams Street, Fairmont, West Virginia 26554, on February 16, 1994, at 11:00 a.m., local time or any adjournment or postponement thereof as follows:


Proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 26, 1993, between First Fidelity, WesBanco, Inc. and FFB Corporation.

                    FOR [_]     AGAINST [_]     ABSTAIN [_]

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE SPECIFIED, THE PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH ABOVE.

                                       DATED  ------------------------------

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                                                     Signature

                                       -------------------------------------
                                                     Signature

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